                                                                 EXHIBIT 10.26



                  AMENDMENT TO STOCK OPTION PLANS AND AGREEMENT

         THIS AMENDMENT TO STOCK OPTION PLAN AND AGREEMENT (the "Agreement") dated the 7th day of January, 2005, is between William N. Griffith, ("Griffith") and Back Yard Burgers, Inc. (the "Company").

         WHEREAS, Griffith holds as of the date of this Agreement vested unexercised options to acquire 113,720 shares of common stock, par value $.01 per share, of the Company, as set forth in Exhibit A hereto, granted pursuant to the Company's 1993 Incentive Award Plan, 1995 Incentive Award Plan and the 2002 Equity Incentive Plan (the "Options").

         WHEREAS, Griffith is a party to that certain Separation Agreement dated as of January 7th, 2005 pursuant to which Griffith will resign as a director, officer and employee of the Company and its subsidiaries.

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the terms and conditions of this Agreement, and the Board of directors of the Company has ratified and approved this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

         1. The Company hereby agrees that each of the Company's 1993 Incentive Award Plan, 1995 Incentive Award Plan and 2002 Equity Incentive Plan, and each agreement pursuant to which any of the Options were granted to Griffith, is hereby amended to provide that each Option shall be exercisable by Griffith after his termination of employment from the Company, to the extent exercisable on the date hereof, until the earliest to occur of: (i) the last day of the term of the Option as specified in the Option grant agreement, and (ii) one year from the date hereof.

         2. The terms and provisions set forth in this Agreement shall modify and supercede all inconsistent terms and provisions set forth in the Company's 1993 Incentive Award Plan, 1995 Incentive Award Plan and 2002 Equity Incentive Plan, and each agreement pursuant to which any of the Options were granted to Griffith and, except as expressly modified or superceded by this Agreement, the terms and provisions of the Company's 1993 Incentive Award Plan, 1995 Incentive Award Plan and 2002 Equity Incentive Plan, and each agreement pursuant to which any of the Options were granted to Griffith, are hereby ratified and confirmed and shall continue in full force and effect.

         3. This Agreement is personal to Griffith and may not be assigned by Griffith. In the event of death of Griffith, Griffith's heirs and assigns will retain the rights as stated in the original option grant agreements. Any attempted assigned or transfer of this Agreement by Griffith shall be void.

         4. This Agreement shall be governed by the laws of the State of Tennessee. If any part of this Agreement is construed to be in violation of any law, such part of the Agreement shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

         5. Griffith agrees that this Agreement and the agreements referred to herein contain the entire agreement between Griffith and the Company with respect to the subject matter hereof, and there are no promises, undertakings or understandings outside of this Agreement and the agreements referred to herein, and this Agreement supersedes all prior or contemporaneous discussions, negotiations and agreements, whether written or oral with respect to the matters set forth herein. Any modification of or addition to this Agreement must be in writing, and signed by an officer of the Company and Griffith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their signatures below.



                                               /s/ William N. Griffith
                                               ---------------------------------
                                               WILLIAM N. GRIFFITH



                                               BACK YARD BURGERS, INC.


                                               By: /s/ Lattimore M. Michael
                                                  ------------------------------
                                               Title: Chief Executive Officer




                                       2